Power of Attorney for Section 16 Reporting Obligations

The undersigned, Brian Byeoung Kim, an executive officer of Tanox, Inc., a Delaware corporation ("Tanox"), hereby designates Danong Chen and Katie-Pat Bowman, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any and all Forms 4 and 5, including amendments thereto, disclosing changes in his beneficial ownership of securities and derivative securities of Tanox and to file the same with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall remain effective until revoked by the undersigned.


Date:  June 2, 2006	        Brian Byeoung Kim					Brian Byeoung Kim